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                                                                   EXHIBIT 99.3




                   STOCK OPTION EXERCISE NOTICE AND AGREEMENT

Secretary
GAMBIT AUTOMATED DESIGN, INC.

______________________________________

______________________________________


1. EXERCISE OF OPTION. The undersigned ("Optionee") hereby elects to exercise Optionee's option to purchase shares of the common stock (the "Shares") of GAMBIT AUTOMATED DESIGN, INC., a California Corporation (the "Company"), under and pursuant to the Company's 1990 Stock Option Plan (the "Plan") and the [ ] Incentive/[ ] Nonqualified Stock Option Grant dated ________, 19__ (the "Option").

2. REPRESENTATIONS OF OPTIONEE. Optionee acknowledges that Optionee has received, read and understood the Plan and the Option and agrees to abide by and be bound by their terms and conditions. Optionee represents that Optionee is purchasing the Shares for Optionee's own account for investment and not with a view to, or for sale in connection with, a distribution of any of such Shares.

3. COMPLIANCE WITH SECURITIES LAWS. Optionee understands and acknowledges that the Shares have not been registered under the Securities Act of 1933, as amended (the "1933 Act"), and, notwithstanding any other provision of the Grant to the contrary, the exercise of any rights to purchase any Shares are expressly conditioned upon compliance with the Act and all applicable state securities laws. Optionee agrees to cooperate with the Company to ensure compliance with such laws. The Shares are being issued under the 1933 act pursuant to (check applicable box):

                     [ ] the exemption provided by Rule 504;
                     [ ] the exemption provided by Rule 701; or
                     [ ] section 4(2) of the 1933 Act.

4. FEDERAL RESTRICTIONS ON TRANSFER. Optionee understands that the Shares must be held indefinitely unless they are registered under the 1933 Act or unless an exemption from such registration is available and that the certificate(s) representing the Shares may bear a legend to that effect. Optionee understands that the Company is under no obligation to register the Shares and that an exemption may not be available or may not permit Optionee to transfer Shares in the amounts or at the times proposed by Optionee.

(a) RULE 144. Optionee has been advised that Rule 144 promulgated under the 1933 Act, which permits certain resales of unregistered securities, is not presently available with respect to the Shares and, in any event, requires that the Shares be paid for and then held for a minimum of two years before they may be resold under Rule 144. Prior to an initial public offering of the Company's stock, only Rule 144(k), which requires that the Shares be paid for and held for a minimum of three years, will be available. Additional restrictions apply to sales of the Shares by officers, directors or major shareholders of the Company ("affiliates").

(b) RULE 701. If the exemption relied upon for exercise of the Shares is Rule 701, the Shares will become freely tradeable, subject to limited conditions regarding the method of sale by non-affiliates 90 days after the first sale of common stock of the Company to the general public pursuant to a registration statement filed with and declared effective by the SEC, subject to any lengthier market standoff agreement contained in this Agreement or entered into by the Optionee. Affiliates must comply with the provisions (other than the holding period requirements) of Rule 144.

5. STATE LAW RESTRICTIONS ON TRANSFER. Optionee understands that transfer of the Shares may be restricted by Section 260.141.11 of the Rules of the California Commissioner of Corporations, a copy of which is attached hereto, and that the certificate(s) representing the Shares may bear a legend to that effect.



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GAMBIT AUTOMATED DESIGN, INC.        STOCK OPTION EXERCISE NOTICE AND AGREEMENT
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6. MARKET STANDOFF AGREEMENT. Optionee agrees in connection with any registration of the Company's securities that, upon the request of the Company or the underwriters managing any public offering of the Company's securities, Optionee will not sell or otherwise dispose of any Shares without the prior written consent of the Company or such underwriters, as the case may be, for a period of time (not to exceed 180 days) from the effective date of such registration as the Company or the underwriters may specify for employee shareholders generally.

7. COMPANY'S RIGHT OF FIRST REFUSAL. Before any Shares held by Optionee or any transferee (either being sometimes referred to herein as the "Holder") may be sold or otherwise transferred (including transfer by gift or operation of law), the Company shall have a right of first refusal to purchase the Shares on the terms and conditions set forth in this Section (the "Right of First Refusal").

(a) NOTICE OF PROPOSED TRANSFER. The Holder of the Shares shall deliver to the Company a written notice (the "Notice") stating: (i) the Holder's bona fide intention to sell or otherwise transfer such Shares; (ii) the name of each proposed purchaser or other transferee ("Proposed Transferee"); (iii) the number of Shares to be transferred to each Proposed Transferee; and (iv) the bona fide cash price or other consideration for which the holder proposes to transfer the Shares (the "Offered Price"); and the Holder shall offer to sell the Shares at the Offered Price to the Company.

(b) EXERCISE OF RIGHT OF FIRST REFUSAL. At any time within 30 days after receipt of the Notice, the Company may, by giving written notice to the Holder, elect to purchase all of the Shares proposed to be transferred to any one or more of the Proposed Transferees, at the purchase price determined in accordance with subsection (c) below.

(c) PURCHASE PRICE. The purchase price for the Shares purchased under this Section shall be the Offered Price. If the Offered Price includes consideration other than cash, the cash equivalent value of the non-cash consideration shall be determined by the Board of Directors of the Company in good faith.

(d) PAYMENT. Payment of the purchase price shall be made, at the option of the Company, either (i) in cash (by check), by cancellation of all or a portion of any outstanding indebtedness of the Holder to the Company, or by any combination thereof within 60 days after receipt of the Notice or (ii) in the manner and at the time(s) set forth in the Notice.

(e) HOLDER'S RIGHT TO TRANSFER. If all of the Shares proposed in the Notice to be transferred to a given proposed Transferee are not purchased by the Company and/or its assignee(s) as provided in this Section, then the Holder may sell or otherwise transfer such shares to that Proposed Transferee at the Offered Price or at a higher price, provided that such sale or other transfer is consummated within 120 days after the date of the Notice and provided further that any such sale or other transfer is effected in accordance with any applicable securities laws and the Proposed Transferee agrees in writing that the provisions of this Section shall continue to apply to the Shares in the hands of such Proposed Transferee. If the Shares described in the Notice are not transferred to the Proposed Transferee within such period, a new Notice shall be given to the Company, and the Company shall again be offered the Right of First Refusal, before any Shares held by the Holder may be sold or otherwise transferred.

(f) EXCEPTION FOR CERTAIN FAMILY TRANSFERS. Anything to the contrary contained in this Section notwithstanding, the transfer of any or all of the Shares during the Optionee's lifetime or on Optionee's death by will or intestacy to Optionee's immediate family or a trust for the benefit of Optionee or Optionee's immediate family shall be exempt from the provisions of this Section. As used herein, "immediate family" shall mean spouse, lineal descendant or antecedent, father, mother, brother or sister or anyone else approved in advance by the Board of Directors. In such case, the transferee or other recipient shall receive and hold the Shares so transferred subject to the provisions of this Section, and there shall be no further transfer of such Shares except in accordance with the terms of this Section.

(g) TERMINATION OF RIGHT OF FIRST REFUSAL. The Right of First Refusal shall terminate as to any Shares 90 days after the first sale of common stock of the Company to the general public pursuant to a registration statement filed with and declared effected by the Securities and Exchange Commission (other than a registration statement solely covering an employee benefit plan or corporate reorganization)





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GAMBIT AUTOMATED DESIGN, INC.        STOCK OPTION EXERCISE NOTICE AND AGREEMENT
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8. LEGENDS. Optionee understands and agrees that the Shares are subject to a right of first refusal held by the Company (or its assignee(s)) as set forth herein and that the certificate(s) representing the Shares will bear the following legends:

"THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON PUBLIC RESALE AND TRANSFER AND RIGHT OF FIRST REFUSAL OPTIONS HELD BY THE ISSUER AND/OR ITS ASSIGNEE(S) AND MAY NOT BE TRANSFERRED EXCEPT AS SET FORTH IN AN AGREEMENT BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SHARES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER. SUCH TRANSFER RESTRICTIONS AND RIGHT OF FIRST REFUSAL ARE BINDING ON TRANSFEREES OF THESE SHARES."

"THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE SECURITIES ACT OR, IN THE OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE THEREWITH."

The California Commissioner of Corporations may require that the following legend also be placed upon the share certificate(s) evidencing ownership of the
Shares:

"IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES."

Optionee acknowledges receipt of a copy of Section 260.141.11 of the Rules of the California Corporations Commissioner, a copy of which is attached hereto.

9. STOP-TRANSFER NOTICES. Optionee understands and agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate "stop-transfer" instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

10. TAX CONSEQUENCES. Optionee understands that Optionee may suffer adverse tax consequences as a result of Optionee's purchase or disposition of the Shares. Optionee represents that Optionee has consulted with any tax consultant(s) Optionee deems advisable in connection with the purchase or disposition of the Shares and that Optionee is not relying on the Company for any tax advice.

11. DELIVERY OF PAYMENT. Optionee herewith delivers to the Company the aggregate purchase price of the Shares that Optionee has elected to purchase and has made provision for the payment of any federal or state withholding taxes required to be paid or withheld by the Company.

12. ENTIRE AGREEMENT. The Plan and Option are incorporated herein by reference. This Agreement, the Plan and the Option constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof, and is governed by California law except for that body of law pertaining to conflict of laws.


Submitted by:                              Accepted by:

OPTIONEE:

                                           GAMBIT AUTOMATED DESIGN, INC.

                                           By:    ____________________________

Address: ____________________________      Its:   ____________________________

         ____________________________

Dated:   ____________________________      Dated: ____________________________






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